Form 8-K

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549


                 PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report(Date of earliest event reported):
                       September 10, 1997
                       ------------------

                    WESTMORELAND COAL COMPANY
                    -------------------------
     (Exact name of registrant as specified in its charter)


          DELAWARE                0-752                      23-1128670
-----------------------------------------------------------------------
(State or other jurisdiction  (Commission File         (I.R.S. Employer
of incorporation or            Number               Identification No.)
organization)

2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado    80903
-----------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:        719-442-2600


Item 5.     Other Events

         The Company announced today that it has completed the sale of Westmoreland-Corona, Inc., an affiliate of its subsidiary
Westmoreland Energy, Inc. to Corona Acquisition, Inc. of Safety
Harbour, Florida.

Item 7.     Financial Statements and Exhibits

         (c)

         No.         Description

         99.1 Press release dated September 10, 1997, regarding the sale of Westmoreland-Corona, Inc.

<PAGE 2>
                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WESTMORELAND COAL COMPANY



Date: September 10, 1997            /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    Treasurer and Controller



<PAGE 3>
EXHIBIT 99.1

             ---------------------------------------
                     Westmoreland Completes
                         Sale of Corona
             ---------------------------------------


Colorado Springs, CO -- September 10, 1997 -- Westmoreland Coal Company (Debtor-in-Possession) (OTC Bulletin Board: WMCLQ) announced today that it has completed the sale of Westmoreland-Corona, Inc., an affiliate of its subsidiary Westmoreland Energy, Inc. to Corona Acquisition, Inc. of Safety Harbour, Florida.

Corona was purchased by Westmoreland Energy, Inc. in October, 1995 and provides maintenance and specialty repair services to the utility industry. Corona Acquisition, Inc. was formed by St. James Capital, Inc., also of Safety Harbour, Florida, to purchase Westmoreland-Corona, Inc. and combine it with other similar companies to create a large utility maintenance business. A public offering of Corona Acquisition, Inc. is under consideration.

Westmoreland Energy will receive approximately $1.9 million in consideration which includes a combination of cash payments and the release of certain obligations to the previous owners of the Corona companies. Westmoreland will also receive a 15% share of the voting stock of Corona Acquisition, Inc. or, upon any public offering, stock in that new entity worth $2 million at the initial offering price.

Christopher   K.   Seglem,  Chairman,  President   and   CEO   of
Westmoreland Coal Company stated, "We are very pleased that an arrangement could be made with Corona Acquisition, Inc. which allows the Corona group of companies to remain operational, returns a significant part of our initial investment to us, and gives us some future upside potential.

As a result primarily of a weaker than expected utility repair and maintenance market, Corona has not performed in accordance with Westmoreland's expectations. This, in combination with constraints related to Westmoreland's Chapter 11 filing, makes it imprudent for Westmoreland to invest additional money to sustain Corona or to acquire additional related businesses to achieve the required profitability as planned by St. James Capital."

                                #

   For further information contact Diane Jones (719) 448-5814.